Exhibit 10.2

AMENDMENT TO THE

IDI, INC.

2015 STOCK INCENTIVE PLAN

WHEREAS, IDI, Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 12,500,000.

Section 5(b) of the Plan shall be amended and restated to read as follows:

“Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 12,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 1st day of June, 2016, on behalf of the Company.

IDI, INC.

By:	/s/ Derek Dubner

Name:	Derek Dubner

Title:	Chief Executive Officer